SCHEDULE 14A INFORMATION

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under sec. 240.14a-12

SANTARUS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANTARUS, INC.

3611 Valley Centre Drive, Suite 400

San Diego, California 92130

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2013

The purpose of this supplement, dated May 31, 2013 (this “Supplement”), to the definitive proxy statement (the “Proxy Statement”) of Santarus, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 26, 2013, relating to the Company’s 2013 annual meeting of stockholders to be held on June 11, 2013, is to clarify the description of the attendance by directors at meetings of the board of directors of the Company appearing on page 6 of the Proxy Statement.

The following paragraph replaces in whole the paragraph captioned “Board Meetings,” under “Proposal 1: Election of Directors” in the Proxy Statement:

“Board Meetings

Our board of directors held seven meetings, including telephonic meetings, during 2012. During 2012, all incumbent directors attended at least 75% of the aggregate number of meetings of the board and the committees on which they served, during the periods in which they served.”

Except as described above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement.